As filed with the Securities and Exchange Commission on May 2, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

UNITED DEVELOPMENT FUNDING IV
(Exact Name of Registrant as Specified in its Charter)

Maryland (State of Incorporation or Organization)	26-2775282 (I.R.S. Employer Identification Number)

1301 Municipal Way, Suite 100, Grapevine, Texas (Address of Principal Executive Offices)	76051 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  Registration No. 333-152760

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares of Beneficial Interest, $0.01 par value per share
(Title of Class to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of Registrant’s Securities to be Registered.

United Development Funding IV (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common shares of beneficial interest, $0.01 par value per share, set forth under the caption “Description of Shares,” in the prospectus contained in the Registrant’s Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on November 12, 2009 (Registration No. 333-152760) and all amendments and supplements to such registration statement subsequently filed with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.                      Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1.
Second Articles of Amendment and Restatement of United Development Funding IV (previously filed in and incorporated by reference to Registrant’s Pre-Effective Amendment No. 2 to Registration Statement on Form S-11, Commission File No. 333-152760, filed on December 16, 2008).

2.
Bylaws of United Development Funding IV (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-152760, filed on August 5, 2008).

3.
Form of Subscription Agreement of United Development Funding IV (previously filed in and incorporated by reference to Exhibit B to Registrant’s Preliminary Prospectus contained in Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-11, Commission File No. 333-152760, filed on April 25, 2011).

4.
Distribution Reinvestment Plan of United Development Funding IV (previously filed in and incorporated by reference to Exhibit C to Registrant’s Preliminary Prospectus contained in Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-11, Commission File No. 333-152760, filed on April 25, 2011).

5.
Share Redemption Program of United Development Funding IV (previously filed in and incorporated by reference from the description under “Description of Shares – Share Redemption Program” in Registrant’s Preliminary Prospectus contained in Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-11, Commission File No. 333-152760, filed on April 25, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNITED DEVELOPMENT FUNDING IV

By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

Date: May 2, 2011